Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-283770) and Form S-8 (No. 333-284012) of Estrella Immunopharma, Inc. (the Company) of our report dated March 17, 2026, relating to the consolidated financial statements, which appears in this Form 10-K. Our report contains an explanatory paragraph regarding the Company’s ability to continue as a going concern.

/s/ Macias Gini & O'Connell LLP

Irvine, California

March 17, 2026